UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 9, 2014

Post Holdings, Inc.
(Exact name of registrant as specified in its charter)

Missouri	1-35305	45-3355106
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
2503 S. Hanley Road
St. Louis, Missouri 63144
(Address, including Zip Code, of Principal Executive Offices)
Registrant’s telephone number, including area code: (314) 644-7600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)    Executive Compensation

On October 9, 2014, the Board of Directors of Post Holdings, Inc. (the “Company”) appointed William P. Stiritz Executive Chairman.  In connection with the appointment, the Board approved an extension of Mr. Stirtiz’s Employment Agreement, extending the initial term of the agreement, which would have ended on May 28, 2016, to October 9, 2017.  The amended Employment Agreement also specifies the role and responsibilities of Mr. Stiritz as Executive Chairman of the Company.  Also on October 9, 2014, the Board approved an award of 1,000,000 non-qualified stock options to Mr. Stiritz.  The options have an exercise price of $55.00 and vest in equal annual installments on the first, second and third anniversaries of the date of grant, subject to certain acceleration events described in the award agreement.  These options were granted under the Post Holdings, Inc. 2012 Long Term Incentive Plan (the “Plan”).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 9, 2014	Post Holdings, Inc.
(Registrant)

	By:	/s/ Robert V. Vitale
Name: Robert V. Vitale
Title: Chief Financial Officer